UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

EMERSON RADIO CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-07731	22-3285224
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Oxford Drive, Moonachie, New Jersey	07074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 884-5800

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivorship.

On May 31, 2011, upon application of a major creditor, the High Court of Hong Kong appointed Fok Hei Yu and Roderick John Sutton, both of FTI Consulting (Hong Kong) Limited (“FTI”), as Joint and Several Provisional Liquidators over The Grande Holdings Limited (“Grande”). An indirect subsidiary of Grande owns approximately 56% of the outstanding shares of Emerson Radio Corp. (the “Company” or “Emerson”) and three of the Company’s seven directors, including Emerson’s Chairman, Chief Executive Officer and Deputy Chief Executive Officer also are directors and officers of Grande.

Item 8.01. Other Events.

On June 1, 2011, Grande issued a press release announcing the appointment of Fok Hei Yu and Roderick John Sutton, both of FTI, as Joint and Several Provisional Liquidators over Grande.

On June 1, 2011, the Provisional Liquidators informed Emerson that they do not have any intention of interrupting the business of Emerson, which will continue to be operated as usual without interruption. The Provisional Liquidators further informed Emerson that at this stage they do not intend to dispose of the shares of Emerson stock held by Grande.

On June 1, 2011, the Company issued a press release disclosing such events. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

     Exhibit 99.1 — Emerson Radio Corp. press release, dated June 1, 2011

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:  /s/ Andrew Davis
Andrew Davis

Dated: June 1, 2011

Chief Financial Officer